Exhibit 8.1

List of Subsidiaries of Petrobras Argentina S.A.

		% of Ownership and Votes
Subsidiaries	Country	Direct	Indirect	Business segment
Atalaya Energy S.R.L.	Argentina	95.00	5.00	Oil and Gas Exploration and Production
Canadian Hunter Argentina S.A	Argentina	95.00	5.00	Oil and Gas Exploration and Production
Corod Producción S.A.	Venezuela	100.00	—	Oil and Gas Exploration and Production
EcuadorTLC S.A.	Ecuador	100.00	—	Oil and Gas Exploration and Production
Eg3 Red S.A.	Argentina	95.00	5.00	Refining and Distribution
Electricidade Com S.A.	Brazil	—	100.00	Gas and Energy
Enecor S.A.	Argentina	69.99	—	Gas and Energy
Petrobras Bolivia Internacional S.A.	Bolivia	100.00	—	Corporate
Petrobras Energía Colombia	Grand Cayman	—	100.00	Oil and Gas Exploration and Production
Petrobras Energía de México S.A. de C.V.	Mexico	—	100.00	Oil and Gas Exploration and Production
Petrobras Energía Ecuador	Grand Cayman	—	100.00	Oil and Gas Exploration and Production
Petrobras Energía Internacional S.A.	Argentina	95.00	5.00	Corporate
Petrobras Energía Operaciones Ecuador S.A.	Ecuador	—	100.00	Oil and Gas Exploration and Production
Petrobras Hispano Argentina S.A.	Spain	100.00	—	Corporate
Petrolera San Carlos S.A.	Venezuela	—	100.00	Oil and Gas Exploration and Production
Transporte y Servicios de Gas en Uruguay S.A.	Uruguay	51.00	13.55	Gas and Energy
World Energy Business S.A.	Argentina	—	100.00	Gas and Energy
Petrolera Entre Lomas S.A.	Argentina	58.88	—	Oil and Gas Exploration and Production

Affiliates under joint control

Cía. de Inversiones de Energía S.A.	Argentina	25.00	25.00	Gas and Energy
Transportadora de Gas del Sur S.A.	Argentina	—	25.50	Gas and Energy

Main affiliates in which significant influence is exercised

Coroil S.A.	Venezuela	20.00	29.00	Oil and Gas Exploration and Production
Inversora Mata S.A.	Venezuela	49.00	—	Oil and Gas Exploration and Production
Oleoducto de Crudos Pesados Ltd.	Grand Cayman	—	11.42	Oil and Gas Exploration and Production
Oleoducto de Crudos Pesados S.A.	Ecuador	—	11.42	Oil and Gas Exploration and Production
Oleoductos del Valle S.A.	Argentina	23.10	—	Oil and Gas Exploration and Production
Petrokariña S.A.	Venezuela	29.20	5.29	Oil and Gas Exploration and Production
Petroritupano S.A.	Venezuela	22.00	—	Oil and Gas Exploration and Production
Petroven-Bras S.A.	Venezuela	29.20	5.29	Oil and Gas Exploration and Production
Petrowayú S.A.	Venezuela	36.00	—	Oil and Gas Exploration and Production
Propyme S.G.R (in liquidation)	Argentina	48.56	0.07	Corporate
Refinería del Norte S.A.	Argentina	28.50	—	Refining and Distribution
Urugua-í S.A.	Argentina	29.33	—	Gas and Energy

Other interest in affiliates

Termoeléctrica José de San Martín S.A.	Argentina	10.00	—	Gas and Energy
Termoeléctrica Manuel Belgrano S.A.	Argentina	10.00	—	Gas and Energy